UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2024

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56264	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2025, Cyberloq Technologies, Inc., a Nevada corporation (the “Company”) entered into a non-exclusive software referral agreement (the “Agreement”) with Transact Payments Limited (“TransactPay”). As a referral agent for the Company, TransactPay shall market the Company’s products to potential customers located in the European Union, the United Kingdom and Australia. The Company has agreed to pay TransactPay a ten-percent(10%) commission on all sales.

In addition, on January 27, 2025, a member of the Company’s Board of Advisors assigned to the Company a U.S. Provisional Patent Application (Application No. 63/750,377), filed with the United States Patent and Trademark Office (USPTO). The assigned patent application is entitled “Authorization of a Physical Card Transaction” and relates to using various combinations of the location of the authorized user, the payment card and the merchant in a number of different ways to deter fraud and provide authorization in a payment card physical transaction including inclusion and exclusion zones.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2024, the directors of the Company approved an amended compensation agreements for Christopher Jackson, the Company’s President, increasing his annual base salary to $132,000 per year. The remaining terms of Christopher’s Jackson remain unchanged. In addition, the directors of the company approved year-end bonuses for Christopher Jackson, the Company’s President, and Enrico Giordano, the Company’s vice-president of $45,000 each.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: February 18, 2025